Exhibit 10.17

SHAREHOLDERS’ AGREEMENT FUSION FUEL SPAIN, S.L. 22 July 2021 DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

2 Execution version FUSION FUEL SPAIN SHAREHOLDERS’ AGREEMENT By and Between : GREATREX FAMILY ENTERPRISES, LDA , a company duly incorporated under the laws of Portugal, registered with the Registry Office under the number 509479359 , with registered address at Rua Latino Coelho, 87 , 1050 - 134 Lisboa, Portugal, herein represented by Grant Greatrex, as sole director (hereinafter referred to as” GFE ”) . EREE DESARROLLOS EMPRESARIALES, S . L . , a Spanish entity, with registered office at Calle Valle del Tormes 2 , Local 44 , 28660 Boadilla del Monte, Madrid, having tax identification number B 88497938 , herein represented by Mr . Javier Esteban, as sole director (hereinafter referred to as “ EREE ”) . Hereinafter jointly referred to as the “ Syndicated Shareholders ” . FUSION FUEL GREEN PUBLIC LIMITED COMPANY , a company incorporated under the laws or Ireland, having its registered address at 10 Earlsfort Terrace, Dublin 2 , D 02 T 380 , Ireland, registered with the Companies Registration Office of Ireland under No . 669283 , herein represented by Frederico Eduardo Perez Marques Figueira De Chaves (hereinafter referred to as “FF” ) . Hereinafter jointly referred to as the “ Shareholders ” . FUSION FUEL PORTUGAL, S . A . , a company incorporated under the laws of Portugal, having its registered address at Rua da Fábrica, s/n, Sabugo, 2715 376 Almargem do Bispo, Portugal , registered with the Commercial Registry under No . 514909439 , herein represented by Messrs . João Lopes Teixeira Wahnon and Frederico Eduardo Perez Marques Figueira De Chaves (hereinafter referred to as “ FFP ”) . The Shareholders and FFP shall be jointly referred to as the “ Parties ” . Mr . Javier Esteban , of legal age, single, of Spanish nationality, with domicile for these purposes in calle General Oraá 42 , 3 ºA, 28006 Madrid, with Spanish DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

3 Execution version Identification Number 06583056 - L, who enters into this Agreement to make the undertaking in clause 5 . 3 (c) . Mr . Ignacio Esteve , of legal age, married, of Spanish nationality, with domicile for these purposes in 28223 Pozuelo de Alarcón, (Madrid), Avenida Montepríncipe, 11 , with Spanish Identification Number 46341581 - P, who enters into this Agreement to make the undertaking in clause 5 . 3 (c) . Mr . Grant Greatrex , of legal age, married, of British nationality, with domicile for these purposes in Rua Latino Coelho, 87 , 1050 - 134 Lisboa (Portugal), with British Passport 548095382 , who enters into this Agreement to make the undertaking in clause 5 . 3 (c) . And of the other part, FUSION FUEL SPAIN, S . L . , a Spanish company, with registered office at calle Monte Esquinza 30 , bajo izquierda, Madrid, herein represented by Messrs . Frederico Eduardo Perez Marques Figueira De Chaves and Javier Esteban, as joint directors (hereinafter referred to as “ FFS ” or the “ Company ”) . The Company appears for the purpose of awareness of the rights and obligations set forth in this Agreement . Whereas: A . On 30 September 2020 , the Parties entered into a MOU (“ Business Cooperation Agreement - Heads of Terms ”, attached hereto as Schedule A ) under which the Parties declared their interest in working collaboratively with FF to source, promote and develop projects in the green hydrogen sector using FFP’s Solar Green Hydrogen Technology, and agreed to concentrate their efforts in a joint venture to develop green hydrogen projects (production, commercialization and sale of Technology, including the development of own projects for generation and for sale of developed projects to third parties) in Spain ; and eventually raising funds to support the ownership of projects to sell hydrogen to large industrial consumers, natural gas suppliers, renewable energy IPPs/Developers for storage and other consumers of green energy (the “ Business ”) . Additionally, the Parties may also promote green hydrogen projects in other jurisdictions to pre - approved clients introduced by the Syndicated Block, using FF Technology . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

4 Execution version B. FFP is a wholly owned affiliate of FF, a specialized energy - related hydrogen Technology engaged in activities related to the development and research of technologies for the production of thermochemical fuels and their storage systems, as well as their production, industrialization and trading, and the transfer, sale, leasing and licensing of technology, processes and products related to hydrogen technology . C. EREE, GFE, and its shareholders have the know - how and a strong record of accomplishment in developing renewable energy projects in Spain, having a strong network of contacts with potential investors in the green hydrogen sector in Spain and abroad . D. On the date hereof, prior to the execution of this Agreement but as a single act (“ unidad de acto ”) with the signature of this Agreement, the Shareholders incorporated the Company to develop the Business (whose By - laws are attached to this Agreement as Schedule B ) under Spanish law with the corporate name “FUSION FUEL SPAIN, S . L . ”, with registered office at calle Monte Esquinza 30 , bajo izquierda, Madrid, with a share capital of € 3 , 000 , which is held according to the following breakdown : a) 16 % by GFE, number 1 to 510 , both included ; b) 33 % by EREE, number 511 to 1 . 500 , both included ; and c) 50 % by FF, number 1 . 501 to 3 . 000 , both included . E. According to the above, the Parties wish to rule the terms and conditions they shall observe in their relationship as shareholders of FFS, the operation, management and corporate governance of the Company and their reciprocal exit rights as well as other commercial agreements necessary to develop the principles of their mutual collaboration for the development of the Business . Therefore, the Parties mutually accept this Shareholders’ Agreement (the “ Agreement ”), which shall be governed by the recitals above and the following clauses : DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

5 Execution version 1. Definitions For the purposes of this Agreement, the terms set out in Schedule C have the meaning described in this schedule. 2. Preliminary Provisions and Purpose . Contributions by the Parties 1. The Parties hereby acknowledge and declare that their common purpose is to ensure the expansion of the Company and the Business in the Spanish territory, as well as to promote projects to international clients introduced by the Syndicated Shareholders . The Parties’ aim is to encourage the professional, efficient, coordinated and concerted management of the Company, with the purpose of increasing the value of the Company and of their contributions to the same . The Shareholders agree that the Company will also be engaged in the sourcing, promotion and development of projects in the green hydrogen sector using FFP's Solar Green Hydrogen Technology and any other technologies and solutions developed by FF Group companies, carrying out the negotiation of agreements to be entered into between clients and FF Group companies, under the terms and conditions provided for in this Agreement and for the remuneration agreed upon between the Parties, as well as providing project management and operation and maintenance services both to the SPVs and its clients . 2. The Shareholders mutually agree to cooperate in good faith, ensuring at all times respect and compliance with the purpose and the provisions of this Agreement and Schedules attached thereto . 3. If one or more of the provisions of this Agreement that grant rights for one of the Parties cannot be implemented for some reason (as a whole or in part), the other Parties shall take all actions required in order to ensure that the purpose and the effects of the mentioned provisions can be achieved . 4. In addition to the above, the purpose of this Agreement is to regulate : (i) the operation, management and structural organization of the Company and the Business ; and (ii) the terms and conditions for the relationship between the Shareholders, and between the Shareholders and the Company . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

6 Execution version 5. The Shareholders agree to exercise their rights as shareholders in the Company, if any, in a way that ensures the full performance and execution of the Agreement . 6. The Parties are independent parties . Neither Party is entitled or authorized to act on behalf of the other Party, or to obligate it in any way, except in the cases and under the conditions established in the Agreement . Particularly, the Company undertakes to act vis - à - vis third parties as a legal entity independent of the Shareholders, avoiding creating any confusion between its assets and responsibilities . 7. The Parties agree that this Agreement and the development of the Business assumes their collaboration . To this extent, each of the Parties undertakes the following obligations : (a) The Syndicated Shareholders undertake, directly and through their directors, service providers, as well as the persons appointed by them under this Agreement, such as, among others, the directors of the Company, and the Service Providers, to use their best efforts to promote the development of the Business, by gathering clients interested in developing the FFS Projects and generating business opportunities for the Company, the special purpose vehicles incorporated by the Company, and the Company’s shareholders, in accordance with this Agreement . The Syndicated Shareholders shall use their best efforts to comply and contribute to the fulfilment of the objectives defined in the Business Plan, as approved and agreed by the Parties from time to time . For the avoidance of doubt, this undertaking does not involve an obligation to achieve results . (b) FF undertakes, directly and through its affiliated companies, namely FFP, to contribute its know - how in the development of green hydrogen projects, as well as to cause its group companies to provide services within the FFS Projects that may be sourced and developed by the Company, through the provision of the Technology at arm’s length to the special purpose vehicles incorporated by the Company or directly to its clients, in accordance with and subject to the fulfilment of the requirements detailed in this DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

DocuSign Envelope ID: A8EDC92E-2DBD-4C58-AFE3-DC64E5084311

Execution version

Agreement, namely AML/KYC compliance and operational availability of FF, as the case may be.

3. Share Capital of the Company and funding of activities. Financing by FF

3.1 *Share capital of the Company:*

(a) On the date of this Agreement, the Company's share capital amounts to € 3,000 and is divided up in to 3,000 shares (*participaciones*), numbered from 1 to 3.000 both inclusive, integrated into the same class and series, each Share having a par value of 1 Euro.

(b) The Parties have subscribed and paid-up the shares in the Company in the following manner to create the following shareholding structure:

Shareholder	No. of Shares and Numbering	Shareholding (%)	Contribution
GFE	1 to 510	17	€ 510
EREE	511 to 1.500	33	€ 990
FF	1.501 to 3.000	50	€ 1,500

3.2 *Funding of Business Plan:*

(a) Financing by FF:

FF undertakes to provide an intra-group participating loan (*préstamo participativo")* to finance the growth and working capital needs of the Company during the five (5) initial years of the Company according to the Business Plan and the draft of participating loan attached hereto as **Schedule L**, up to a maximum credit amount of EUR 2,000,000 (two million euros) (the "**Maximum Credit Amount**") (the "**Participating Loan**"):

(b) *Terms and conditions of the Participating Loan*:

(i) The purpose of the Participating Loan is to comply with the Business Plan and to finance the growth of the Company and the needs of

7

8 Execution version working capital, in line with the criteria stipulated in the Business Plan. (ii) The maturity date of the Participating Loan will be 5 (five) years since the signing of this Agreement (the “ Maturity Date ”). (iii) The Company may request utilisations of the Participating Loan up to the Maximum Credit Amount, in accordance with its growth and working capital needs at each moment, in line with the criteria stipulated in the Business Plan, from the date of signature of this Agreement, until the Maturity Date (the “ Utilisation Period ”) . The request for utilisations of the Participating Loan submitted by the Company to FF must state the date of the utilisation (which shall not be earlier than the third Business Day following the Utilisation Request), the total amount of the utilisation intended to be performed, and its destination (the “ Utilisation Request ”) and shall include certain representations and warranties from the Company . In no event, the Maximum Credit Amount shall be exceeded . (iv) Upon receipt by FF of Utilisation Request, it shall be binding on FF, being obliged to make available the requested amount on the date and other conditions indicated . (v) Under the Participating Loan, the Company will pay FF : (a) as fixed interest, a fixed interest rate of 4 % on the withdrawn amount, calculated on an annual basis of 365 days ; and (b) as an additional variable interest, an amount equal to 2 % on the withdrawn amount, if the Company’s EBITDA is higher than 3 , 000 , 000 €, for each financial year closed until Maturity Date . (vi) Non - withdrawn amounts under the Participating Loan at the end of the Utilisation Period shall be cancelled, in which case the Participating Loan shall be deemed to have been granted for the amount actually withdrawn for all legal purposes . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

9 Execution version (vii) FF will transfer the amounts indicated in the relevant Utilisation Request to the bank account indicated by the Company . (viii) The Participating Loan shall be payable subject to the existence of distributable free cash flow in the Company . Accordingly, the Shareholders agree that once the Company has distributable free cash flows, these will be allocated to the repayment of the Participating Loan, with priority over any dividend distribution or other shareholder distributions or investments . (ix) At the end of the Utilisation Period, in the event that there were any withdrawn amounts pending of repayment by the Company, the withdrawn amounts utilised under the relevant Utilisation Request will be fully consolidated and considered as only one utilisation . Any amount due under the Participating Loan (including but not limited to any accrued interest) shall be payable within the following 5 Business Days as from the Maturity Date . If so requested by the Syndicated Shareholders, FF agrees to grant the Company a grace period of one (1) year from the Maturity Date for the Company to pay any and all amounts due under the Participating Loan . For the avoidance of doubt, in the event FF has granted such grace period, amounts due under the Participating Loan shall be payable within the following 5 Business Days as from the end of the grace period . (x) There will be no recourse or guarantee by the Shareholders, nor any in rem guarantees shall be granted by the Company, in relation to the potential non - payment of the Participating Loan by the Company . (xi) If the Company ceases to be a direct or indirect subsidiary of FF, FF may, by notice, declare the Participating Loan immediately terminated, whereupon any and all of FF’s obligations under the Participating Loan shall be immediately terminated and all amounts outstanding under the Participating Loan provided for in this Agreement shall become immediately due and payable together with accrued interest thereon . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

10 Execution version (xii) If at the Maturity Date (or grace period, if applicable) the Company has no sufficient distributable free cash flows to repay all amounts due under the Participating Loan, FF will be entitled to convert the amounts due under the Participating Loan (including but not limited to any accrued interest) into share capital, with the corresponding dilution of the other shareholders, and to appoint additional members of the Board of Directors, mirroring the new proportion in the shareholdings of the Company . The Syndicated Block shall vote in favour of the resolutions necessary to implement the share capital increase and appointment of the additional member(s) of the Board of Directors and shall obtain the resignation of the number of members of the Board appointed at their proposal as necessary to implement this clause . (xiii) The Shareholders undertake to cause the Company, once it has a positive financial performance, to seek external funding in order to finance the Business and repay the amounts used under the Participating Loan . (c) Additional financing contributions to the Company : (i) In addition to the Participating Loan provided by FF to the Company, the Shareholders will procure that the funds the Company needs to carry out the Business and the actions called for in the Business Plan are obtained directly through resources generated by the Company . (ii) In the event that the Company lacks the necessary funds to carry out the actions called for in the Business Plan and if the Company does not generate the necessary resources, the Shareholders agree to meet the financial needs of the Company by seeking outside financing, by either : (i) applying for or requesting any subsidies available, whether community or national, public of private ; or (ii) negotiating financing with local banks . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

11 Execution version (d) Company capitalization due to difficult economic situation : In the event that the Company is in a legal cause of dissolution, even after considering the Participating Loan as equity in accordance with the law, and due to this it is legally necessary for the Shareholders to provide capitalization to the Company, FF will be entitled to convert the amounts borrowed to the Company under the Participating Loan into share capital . 4. By - laws 1. The Company will be governed under the By - laws, the text of which is attached as Schedule B (the “ By - laws ”) . The By - laws will be interpreted at all times in accordance with the provisions of this Agreement . 2. The Parties understand that, among other reasons, given the application of Royal Decree number 1 / 2010 , 2 July, approving the Spanish Companies Act (the “ Spanish Companies Act ”) and the registration criteria of the Commercial Registry, some of the clauses in the By - laws may not be admissible for registration . 3. Nevertheless, the Parties agree that the content of this Agreement (including the By - laws) will prevail for the Shareholders and the Parties, and between the Shareholders, the Parties, and the Company as a shareholders’ agreement, including where necessary, to register any By - laws clause only partially or to amend any By - laws clause for registration . 4 . 5 If this Agreement is amended in whole or in part, the Shareholders will amend the By - laws and have them filed with the Commercial Registry so that they reflect the provisions of this Agreement at all times to the extent that it is legally possible to do so . Likewise, if, at any given time, the legal or registry criteria that may have prevented the registration of any clause of the By - laws are amended, the Shareholders agree to amend the registered By - laws so that they correspond to the provisions of the Agreement . 5. Organization, management and functioning . 1. The Parties hereby agree that the following rules regarding the organization, management and functioning of the Company shall apply : DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

12 Execution version 2. Board of Directors : (a) The board of directors shall be composed of 6 (six) members . (b) FF shall have the right to appoint 3 (three) directors, GFE shall have the right to appoint 1 (one) director, and EREE shall have the right to appoint 2 (two) directors . (c) At the general shareholders meeting to be held today when executing this Agreement or as soon as possible, but not after the execution of the public deed (“ elevación a publico ”), the Shareholders will resolve to appoint the following directors : (i) Appointed at the proposal of FF : João Lopes Teixeira Wahnon, Frederico Eduardo Perez Marques Figueira De Chaves, and Jaime Domingos Ferreira Silva . (ii) Appointed at the proposal of GFE: Grant Greatrex. (iii) Appointed at the proposal of EREE: Javier Esteban and Ignacio Esteve. (d) The board of directors shall meet at least bimonthly, or with any other periodicity as agreed between the Parties . (e) Minutes shall be drawn up for all formal meetings of the board of directors, containing the matters discussed and all decisions taken . (f) The board of directors and the management team will direct the Company’s activities in the Company’s interest, in accordance with the criteria set out in the Business Plan . (g) All transactions carried out between the Company and its Related Parties will be performed under market conditions . Consequently, Related Parties will not receive treatment more favourable than that granted to any independent third party under materially equivalent circumstances . (h) Each director may only be dismissed from office if decided by the Shareholder (in case of FF) that proposed that director’s appointment . Shareholders will be entitled, whenever they consider it appropriate, to DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

13 Execution version cause the dismissal of any of the directors appointed at their proposal and their replacement by any other director . In the event a director resigns or is dismissed for any other reason, either FF, EREE or GFE, will be entitled to fill the vacancy, depending on who proposed that director’s appointment . (i) In the event of termination of duties by any director, whether by resignation, impossibility, dismissal or any other cause, either FF or the Syndicated Shareholders, depending on who had appointed such member under the terms of this Agreement, shall appoint a substitute, undertaking both of them to vote in favour of such substitution . (j) The chairman of the board of directors will be appointed and dismissed at the proposal of FF . (k) The office of the secretary of the board of directors will be appointed and dismissed at the proposal of the Syndicated Shareholders . (l) Following the general shareholders meeting provided for in provision 5 . 2 (c), the board of directors will meet to appoint Mr . Frederico Eduardo Perez Marques Figueira De Chaves to the office of chairman of the board and Mr . Grant Greatrex to the office of secretary of the board of directors . (m) The directors’ position will be unpaid, except for the board member or board members that are assigned executive functions as Joint Managing Directors (as this term is defined below) . The Joint Managing Directors’ remuneration will consist of one or more of the following components, as specified in each Joint Managing Director’s contract pursuant to article 249 of the Spanish Companies Act and this Agreement : (a) Fixed amount in cash . (b) A variable remuneration to be assessed based on the degree of fulfilment of the objectives agreed by the board at the beginning of each financial year from the bonus pool composed of a maximum share of 10 % of the Company’s profit, subject to the requirements established under the legislation in force at any time . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

14 Execution version (n) The general shareholders meeting must approve the maximum amount of annual remuneration for all Joint Managing Directors, and this amount will remain in force until it approves any changes . Unless the general shareholders meeting determines otherwise, the board of directors (without the vote of the relevant Joint Managing Director) will decide how to distribute this remuneration among the Joint Managing Directors . The board of directors will make this decision based on the contractual duties and responsibilities assigned to each Managing Director and, particularly, the obligations the company has taken on under the agreements entered into with the Joint Managing Directors . (o) The directors’ have the right to get reimbursement for ordinary and reasonable expenses such as travel, private car usage and commercial expenses incurred in the exercise of their post . (p) General shareholders meetings will be convened: (i) at any moment by the chairman ; or (ii) by the Syndicated Shareholders or by any two directors . (q) The board of directors shall meet, at least, quarterly and its meetings will be scheduled for reasonable times, at the Company’s registered office, or in any other place agreed unanimously by the directors, including the possibility of the meetings being held by telematics means . 3. Joint Managing Directors and Power of Attorney : (a) The Board of Directors will appoint two (2) joint managing directors, being one of them one of the directors appointed at the proposal of FF, and the other one, one of the directors appointed at the proposal of the Syndicated Shareholders (“ Joint Managing Directors ”) . The Joint Managing Directors will be vested with all powers to the extent permitted by law and the by - laws, and will act on behalf of the Company with their joint signature within the ordinary course of business, outside of which will require the prior consent of the board of directors . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

15 Execution version (b) Notwithstanding the above, the board of directors shall entrust representative functions to Mr . Javier Esteban, or to either of Mr . Ignacio Esteve or to Mr . Grant Greatrex, as appointed by the Syndicated Shareholders to replace him, who shall be given a power of attorney to act on the Company’s behalf regarding ordinary - course administrative and daily actions with the limitation of such acts representing liabilities to the Company of up to EUR 10 , 000 and excluding the entering into or cancellation of any client contracts, financial agreements, employment agreements, lease agreements . In accordance with paragraph (a) above, Mr . Javier Esteban will be appointed as the first Joint Managing Director at the proposal of the Syndicated Shareholders . If Mr . Javier Esteban resigns or is dismissed for any reason, the board of directors will appoint either Mr . Ignacio Esteve or Mr . Grant Greatrex to replace him as new Joint Managing Director, in accordance with the provisions set forth in this Agreement . Mr . Javier Esteban may resign from his position as Joint Managing Director at any given time and, from that moment on, will become a Servicer Provider of the Company, rendering services to the Company and maintaining the same remuneration received for his position as Joint Managing Director, provided that either of Mr . Ignacio Esteve or to Mr . Grant Greatrex is appointed by the Syndicated Shareholders to replace him as Joint Managing Director, keeping the same remuneration perceived as Service Provider . The Parties undertake to cause the Company to formalise the corresponding services agreement in writing within a maximum period of fifteen (15) days from his resignation as Joint Managing Director . (c) E a c h of Mr . J a vier Esteb a n, Mr . Ig n ac io Esteve a nd Mr . G r a nt G r ea t r e x sha ll r e nd e r se rvic e s a s Join t Ma n a g i n g Dir e c to r , for a p e riod of a t le a st thr e e (3) y e a rs st a rting f r om the d a te this Ag r ee ment ( “ P e r m an e n c e P e r io d ”) , s o th a t a t l eas t one of th e m wi ll r e nd e r s e rvi c e s to the Compa n y a s a J oint Ma n a g i n g Di re c to r . Ther e f o r e , if for a n y r e aso n a n y of Mr . J a vier Esteb a n, Mr . I g n ac io E stev e or Mr . G r a nt Gr ea tr e x , wh o h a s b e e n a ppoint e d a s J oint Ma n a g i n g Di r ec to r , c eases , r esi g n s , is dismiss e d or DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

16 Execution version considered definitely absent during the Permanence Period, his office shall immediately be assumed by one of the others on the same terms . If any of Mr . Javier Esteban, Mr . Ignacio Esteve or Mr . Grant Greatrex ceases, resigns, is dismissed or considered definitely absent during the Permanence Period without being replaced, this will be deemed as a Material Breach under clause 18 . 4 and FF will have the right to purchase all of the Syndicated Shareholders’ shares, free and clear of any Charges or Encumbrances, who shall have the obligation to sell them, for the price and in the conditions detailed thereunder . For the avoidance of any doubt, this paragraph will not apply if Mr . Javier Esteban, Mr . Ignacio Esteve and Mr . Grant Greatrex cease their services, resign or are dismissed as directors of the Company or Joint Managing Directors for any of the following causes which are deemed to be a good leaver cause : (i) death, (ii) retirement, (iii) full or partial permanent disability, absolute disability or serious permanent incapacity, (iv) need for care for close relatives due to serious disease, (v) serious breach by the Company of its obligations towards any of them, (vi) at FF’s sole discretion, and (vii) if they are stripped of their powers or their powers are amended in such a way that they cannot perform their duties as Joint Managing Directors . (d) The Company shall enter into an executive director agreement for Mr . Javier Esteban to regulate his post as Joint Managing Director, substantially on the terms specified in Schedule E , which shall detail its remuneration including a fixed and variable remuneration, market - based health insurance and other customary benefits . 4. Services Providers : (a) In order to comply with the provisions of the Business Plan and the purpose of the Company, the Parties agree that it is necessary to enter into agreements with certain Services Providers for the areas of business development and corporate finance (the “ Services Providers ”) . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

17 Execution version (b) In this respect, the Parties agree to hire Mr . Ignacio Esteve as a Servicer Provider, for the area of business development, at the remuneration agreed between the Parties . (c) Equally, the Parties agree to hire Mr . Grant Greatrex as a Servicer Provider, for the area of corporate finance and relationship with institutional investors, at the remuneration agreed between the Parties . (d) Within a maximum period of fifteen (15) days as of today, the Parties undertake to cause the Company to formalize the relevant services agreements with the Services Providers that will regulate their relationship with the Company and shall include fixed and variable remuneration, market - based health insurance and other customary benefits, on the basis of the terms and conditions set out in Schedule F and Schedule K . 5. General Shareholders Meeting : (a) The Company shall be governed by the general shareholders meeting as set out in the By - laws, subject to the provisions set out in this Agreement, which shall prevail over the By - laws . (b) The chairman and the secretary of the general shareholders meeting will be those who hold the positions of chairman and secretary of the board of directors at any given time . (c) The general shareholders meeting can only validly deliberate on first or second call and regardless of the agenda provided that the shareholders holding 75 % or more of the share capital are present or duly represented . Moreover, in order to adopt resolutions, the general shareholders meeting will need the positive vote of 75 % of the voting rights in which the share capital of the Company is divided at any given time . (d) The Shareholders undertake to exercise their voting rights in the general shareholders meeting with the purpose of complying with the provisions of this clause, including the provisions regarding the appointment or dismissal of the directors . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

18 Execution version (e) Supervision and liability : (i) The supervision of the Company’s accounts shall be made by an independent tier one auditing firm, which will always have to be an internationally respected audit firm, whose fees must always be maintained at fair market value . (ii) FF will make its best efforts to ensure that FFS’s directors are covered by the directors and officers (D&O) insurance policy of the FF Group and, if this is not achieved, the Company shall enter into a commercial general liability insurance and a directors and officers’ insurance contract with liability levels aligned with those afforded other directors and officers of FFS, which amount of cover shall be approved by the board of directors of FFS . In the event that the aforementioned policy is not approved by the board of directors, each Shareholder will keep the directors appointed at their proposal harmless from any claims arising from their performance as directors of FFS, except in cases of wilful misconduct, gross negligence or crime . 6. Syndication 1. Insofar as the Syndicated Shareholders remain shareholders in the Company, they both expressly and irrevocably syndicate in favour of a representative mutually agreed upon by them (the “ Representative ”), the exercise of the voting rights inherent in the shares that they hold at any given time in the Company pursuant to this Agreement (the “ Syndicated Shares ”) . 2. Consequently, the Syndicated Shareholders shall delegate to the Representative their rights to attend and vote at any general shareholders meetings held at the Company to the fullest extent permitted by law . The Representative shall cast the vote of the Syndicated Shareholders in the same direction, so that they shall vote for or against a certain proposal or abstain, including expressly those relating to the appointment of directors, as the Representative will forward the decisions previously agreed by them . Syndicated Shareholders will have agreed on their vote prior to the exercise of the corresponding voting rights . In this DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

19 Execution version respect, the Representative shall not assume any joint and several liability towards the other Parties neither towards the rest of the Shareholders . For the purposes of liability towards the Parties, it shall be joint and individual . 3. To this end, and on the basis of the provisions above, the Syndicated Shareholders undertake to act in such a way as to fully comply with what has been agreed in this clause and, in particular, without limitation, to (a) Exercise, in a unitary manner, the voting rights arising from the Syndicated Shares and, in particular, to ensure that all the Syndicated Shares vote at the general shareholders meetings, both ordinary and extraordinary, held during the term of this Agreement, in a unitary manner and in the same direction as the Representative’s . (b) Delegate their assistance and voting rights in favour of the Representative for each general shareholders’ meeting, authorizing him to vote in their name . (c) Without prejudice to the above, any of the Syndicated Shareholders may vote in the direction they deem appropriate when, as a consequence of calling a general shareholders meeting of the Company, it is included in the agenda, or in case of a universal general shareholders meeting (in accordance with Article 178 of the Spanish Companies Act), as a point to be discussed, the adoption of any of the following resolutions : (i) resolutions that imply the imposition of new obligations on the Syndicated Members ; (ii) resolutions that affect the individual rights of the Syndicated Shareholders ; (iii) resolutions that involve violation of the law or a breach of the Agreement . 4. The Syndicated Shareholders unanimously agree to appoint Mr . Grant Greatrex as their Representative, who accepts this appointment . The Representative shall obligatorily be a member of the board of directors . 5. Mr . Grant Greatrex shall cease to exercise these functions if the Syndicated Shareholders so decide by common agreement, in which case they shall notify the Company and FF in writing, indicating the identity of the new Representative . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

20 Execution version 7. Core Resolutions 1. The board of directors and/or the general shareholders meeting, as applicable, shall exercise its legal or statutory powers and shall pass the respective resolutions in accordance with the terms and conditions of the By - laws and applicable laws, provided however that the limitations of this clause 7 . 1 are observed and shall prevail over the By - laws, otherwise the Shareholders (directly in the general shareholders meeting, and indirectly through the members appointed for the board of directors) shall be considered as failing to comply with the provisions of this Agreement . 2. The Shareholders hereby agree that any resolution of the board of directors shall only be approved with the affirmative vote of half plus one of the members of the board of directors and the By - laws shall require the Board to have at least half plus one of the members of the board of directors present or represented to deal with any matters of its agenda . 3. The following matters shall be subject to resolution of the general shareholders meeting (“ Core Resolutions of the General Shareholders Meeting ”) and the general shareholders meeting (which will be called by individual written announcements) will only be able to pass resolutions relating to the Core Resolutions of the General Shareholders Meeting with the affirmative vote of the Shareholders whose shares represent at least seventy five per cent ( 75% ) of the voting rights of the share capital . (a) Changes and amendment to the Company’s by - laws, except as required by law or amendments resulting from the Business Plan . (b) Merger, demerger, dissolution, transformation assign all assets and liabilities, move abroad the Company’s registered office and accomplish any other structural change involving the Company or reactivate the Company, except where the resolution must be passed as required by law . (c) Reactivate, wind up or liquidate the Company, except where the resolution must be passed as required by law . (d) Capital increases or reductions of any kind and waiver or limitation on the Shareholder’s rights of first refusal on such capital increases or decrease DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

21 Execution version of the share capital of the Company except as required by law or amendments resulting from the Business Plan or the Participating Loan and, as the case may be, distribute reserves of any type and distribute dividends below the amount stipulated in clause 12 . Annul the right of first refusal to assumption in capital increases in whole or in part . Buy back or amortize shares . (e) Appoint, renew or dismiss the auditor of the Company . (f) Issue of securities that grants rights to acquisition or subscription of shares . (g) Proposal and/or deliberation of dividend distribution or distribution of any other social assets to the Shareholders, without prejudice of the provision of clause 12 . (h) Approval of all accounting documentation (including financial statements and management reports) and approval of the annual accounts and the consolidated annual accounts, if any . (i) Change the administration system and make any changes to the directors’ remunerations . (j) Incorporation and extinction of subsidiary companies of the Company as well as acquisition, subscription, sale or encumbrance of shareholdings when this matter is out of the faculties of the board of directors or when it is referred to essential assets of the Company in accordance with the Spanish Companies Act . (k) Conclusion, modification or termination of any agreements with the Shareholders (including, without limitation, the reimbursement of shareholders’ loans or supplementary payments or any other credits), including contracts or agreements between the Company and a company majority owned or controlled by any of the Parties . (l) Decisions regarding direct investments of the Company in its own projects under the terms of the Business Cooperation Agreement . (m) Contribute assets by the Company involving amounts exceeding twenty thousand euros (€ 20 , 000 ) . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

22 Execution version (n) Grant waivers and authorization for conflicts of interest affecting directors (or directors’ related parties) as established under article 230 of the Spanish Companies Act within the authority of the general meeting . (o) Instruct the board of directors or give the general meeting’s prior authorization for the board to pass resolutions on certain management matters . (p) Execute, terminate or amend the employment or corporate contract of a board member . (q) Decisions or resolutions in relation to the Commercial Terms reflected in clause 14 and Schedule K to be adopted under such Schedule by the Shareholders within the Company and which do not foresee a dispute resolution mechanism in Schedule K . 7 . 4 The Shareholders hereby undertake to adopt all measures within its powers to ensure the effective application of the provisions of this clause to any company directly or indirectly controlled by the Company . 8. Restrictions on the transfer of shares 1. General (a) As long as this Agreement remains in force, the Shareholders expressly agree that all direct or indirect Transfers of any shares they hold in the Company to any third party, put options and rights of first refusal of shares of the Company, and, in general, the Transfer of other rights that confer or may confer on their holder or owner the right to vote at the Company’s general shareholders meeting, shall : (i) be made in accordance with the provisions of this Agreement, and (ii) be made together with the credits, receivables, loans, ancillary contributions and all other interests in the Company held by the transferring shareholders are transferred simultaneously with the relevant shares . (b) The Parties agree to apply the restrictions on the Transfer of the Company’s shares provided for in this clause, even if such restrictions DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

23 Execution version are not able to be incorporated into the By - laws due to the impossibility of registering them . (c) The Transfer or acquisition of shares in the Company (whether by purchase, capital increase, intra - group transfer of shares, or by any other type of transaction, including under any of the provisions of this Agreement) will, in any case, be conditional upon such acquirer becoming a party to this Agreement agreeing unconditionally to abide by the provisions of this Agreement and assuming all of the transferring Shareholder’s rights and obligations under this Agreement, by signing a unilateral declaration of adherence to its terms and conditions (the “ Declaration of Adherence ”), without prejudice to it only being specifically regulated in particular provisions of this Agreement . (d) Transfers of Company shares that do not comply with this clause will not be valid, nor will they have any effect on the Company, which will not recognise as a shareholder anybody who acquires Company shares in breach of this clause . Likewise, the voting rights corresponding to Company shares transferred in contravention of the provisions of this clause shall be automatically suspended to the fullest extent permitted by law . (e) Failure to comply with the obligations provided for in this clause shall be deemed a breach of the Agreement for the purposes of clause 16 . (f) Unless otherwise unanimously agreed by the Shareholders, no Shareholder shall pledge its shares, grant a right of usufruct or otherwise create a Charge or Encumbrance over the same . (g) The Parties agree that, except in situations where Transfers are to be made at nominal value of Shares, all other valuations of Shares made by independent experts and provided for in this Agreement shall take into consideration the Company’s fair value and shall be made on a 100 % share capital basis according to pre - agreed valuation metrics set out in Schedule G , based on metrics on the multiples to be applied to the sale of equipment and services, and shall not take into consideration, in any DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

DocuSign Envelope ID: A8EDC92E-2DBD-4C58-AFE3-DC64E5084311

Execution version

case, the existence of a control premium or a minority discount, depending on the shareholding that may be transferred.

8.2 *Lock-up period:*

The Parties hereby declare their intention to remain as shareholders of the Company in the long term and acknowledge that the continued interest of the Shareholders is essential to assure the stability needed for the normal activity of the Company. Therefore, the Parties undertake not to sell, promise to sell, or by any way Transfer their shares in the Company until the earlier of: (i) the 3rd anniversary of this date; or (ii) the date of full repayment of the amounts due under the Participating Loan (the "**Lock-up Period**") except for Intra-Group transfers as agreed in clause 8.5. For the avoidance of doubt, once all amounts under the Participating Loan are fully paid, FF undertakes to approve such resolutions as necessary to eliminate the restrictions under the by-laws for the Transfer of the shares in the Company except as agreed in clauses 8.1, 8.3, 8.4 and 8.8.

Once the Lock-up Period has expired, and subject to the further restrictions set forth in this clause 8, the Syndicated Shareholders may Transfer the Syndicated Shares and credits, receivables, loans and other interests in the Company provided that they do not sell the Syndicated Shares to an entity whose main activity competes with the Business or, or to a Non-reputable Entity.

8.3 *Direct transfer of shares*:

(a) Once the Lock-up Period has expired, if one of the Parties wishes to transfer the totality of its shareholding (the "**Offered Shares**") in the Company, the restrictions in this clause 8.3 will apply (in addition to the ones set forth in clauses 8.1 and 8.8) and except as agreed in clause 8.6 below.

(b) *Block Transfers:* The Parties may only transfer all of their shares, together as a Block, but not partially or separately. Therefore:

(i) For the purposes of this paragraph (b), the Syndicated Shareholders shall be considered as a Block, and therefore shall not be able to transfer the Syndicated Shares, without the other also transferring its

24

25 Execution version shares, including the exercise of the tag - along right and the right of first refusal. (ii) Consequently, the Parties agree that for the purposes of transfers of shares within the Company, there will be two Blocks : (i) the Block composed of the shares held at any given time by FF (“ FF Block ”) and, (ii) the Block composed of the Syndicated Shares (the “ Syndicated Block ”) (both jointly, the “ Blocks ”, and individually the “ Block ”) . (iii) Any communication that may be made by the FF Block to the Syndicated Block notifying its intention to transfer its shares will be directed to the Syndicated Shareholders, which will also be their representative in dealing with transfer of shares scenarios . (iv) Transfers of shares cannot be for no consideration ( gratuitas ) . For the purposes of the Right of First Refusal and the Tag - along Right established in this Agreement, in Transfers for consideration ( onerosas ) different from sale and purchase, the value of the shares will be the value determined by an independent expert, and the remaining provisions of clauses 8 . 3 (c) and 8 . 3 (d) will apply mutatis mutandis . (v) The transferring Block (the “ Transferring Block ”) that has reached an agreement with any third party to transfer all of its shares (the “ Undertaking ”) will notify the non - transferring Block of the conditions for the transfer of the shares at least forty - five (45) Business Days before the planned completion date, enclosing the firm offer of the third party (the “ Notice of Transfer ”) . (vi) The Undertaking must be firm and irrevocable, without prejudice to the potential exercise of the tag - along right or the right of first refusal of the non - transferring Block . For the transfer procedure to be valid, the Undertaking will have to include a firm commitment from the third party to acquire the shares of the non - transferring Block who may exercise its tag - along right, at the same price . For the purposes DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

26 Execution version of the provision of this clause, it will be understood that an Undertaking does not include, among others, a non - binding offer, memorandum of understanding or letter of intent . (vii) The Notice of Transfer must clearly identify the Offered Shares, the acquirer and the terms and conditions for the transfer (including price, term and payment method) . (viii) Within thirty (30) days from receipt of the Notice of Transfer, the non - transferring Block will inform the Transferring Block of its decision to exercise the tag along right over its shares (the “ Tag - Along Notice ”) or to exercise its right of first refusal (the “ Right of First Refusal Notice ”) . (c) Tag - along right : (i) Where the non - transferring Block chooses to exercise its tag - along right over the shares, it will be entitled to sell all of its shares, at the price agreed in the Undertaking for the Transferring Block, and under the same conditions (including assuming the same representations and warranties as made by the Transferring Block) . (ii) The transfer of the shares offered by the Transferring Block and the non - transferring Block who has exercised its tag - along right to the third party must take place within fifteen (15) days from the date of the Tag - Along Notice . (d) Right of first refusal : (i) Where the non - transferring Block chooses to exercise its right of first refusal over the Offered Shares, the Right of First Refusal Notice must be in accordance with the Notice of Transfer . The price and payment conditions for the shares transferred by virtue of the exercise of the non - transferring Block’s right refusal will be the price and payment conditions agreed in the Undertaking and included in the Notice of Transfer . The sale and purchase in exercise of the Right of First Refusal shall be made with no representations and warranties DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

27 Execution version other than fundamental warranties on capacity, title and absence of charges and encumbrances over the Shares. (ii) The closing of the purchase arising from the exercise of the right of first refusal by the non - transferring Block, shall take place within thirty (30) days after the end of the thirty (30) day period referred to in paragraph (b)(viii) above . If the non - transferring Block fails to purchase all of the Offered Shares within this period and in accordance with the terms of the applicable Notice of Transfer, then the Transferring Block may sell the Offered Shares to the third - party not later than the 90 th day after the end of the thirty (30) day period referred in paragraph (b)(viii) above . (e) If the Offered Shares are not sold to the third party within the 90 - day period specified above, then the rights of the non - transferring Block under this clause shall be fully restored and reinstated as if such offer had never been made . (f) If the non - transferring Block fails to exercise either its tag - along right over the shares or its right of first refusal within the thirty (30) day period referred in paragraph (b)(viii) por encima de, the Transferring Block will be free to transfer the Offered Shares to the third - party acquirer, which will be obliged, simultaneously with the transfer, to assume unconditionally all the terms and conditions of this Agreement by signing the Declaration of Adherence . The transfer must be accomplished within thirty (30) days from the date it is established that the Transferring Block may transfer its Offered Shares freely, under the terms and conditions set out in the Notice of Transfer . (g) In the event of a direct Transfer being effectively accomplished by the FF Block, not having the Syndicated Block exercised neither (i) the tag - along right over its shares nor, (ii) its right of first refusal ; FF undertakes to cause the relevant company of its Group to maintain the licenses and the services agreements in force at the time of the direct Transfer carried out by the FF Block and to continue providing the Technology, know - how, and any DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

28 Execution version other goods or services, or equipment and guarantee maintenance, needed for the proper functioning of the Company under the existing agreements in force, and all projects developed pursuant to the execution of this Agreement and being in force at the time of the transfer, including all the provisions and commitments foreseen in clause 0 . For the avoidance of doubt, the Parties agree that rendering of additional services or supply of goods, equipment, know - how and Technology not covered in the existing agreements at the time of the transfer, by FF or any company of its Group, shall be agreed by entering into separate agreements at arms’ length and on terms substantially similar to those of the existing agreements at the time of transfer . 4. Indirect transfer of shares by the Syndicated Shareholders : (a) Prior to completing any indirect Transfer of the Company’s shares whereby a change of control in a Syndicated Shareholder, or in any of the companies that hold share capital of the Syndicated Shareholders is intended to occur (excluding by mortis causa), the Syndicated Shareholder undergoing the change of control shall notify the FF Block of the intended change of control (the “ Change of Control Notice ”) . For the avoidance of doubt, the provisions of this section 8 . 4 are not applicable to FF . (b) For these purposes, “ Group ” shall have the meaning included in Article 42 of the Spanish Commercial Code, or when there is a direct or indirect control relationship between the Syndicated Shareholder and another third party similar to that provided for in the aforementioned Article 42 , both are under a single management, or there is a direct or indirect control relationship between both, whereby the financial or operational policies of their businesses are directed (“ Control ”) . However, no change of control in the Syndicated Block will occur in the event of death of any one or two of Mr . Javier Esteban, Mr . Ignacio Esteve or Mr . Grant Greatrex, and consequently if at least one of them is alive, in which case the Syndicated Shareholders controlled by the successors of the deceased will syndicate in favour of the other Syndicated Shareholder controlled by the non - deceased . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

29 Execution version (c) For the purposes of assessing a change of control in the Syndicated Block, charts of the composition of the Syndicated Shareholders in each Group are attached as Schedule H . In order to monitor the absence of an uncommented change of control, FF may request reasonable and sufficient information from the Syndicated Shareholders to verify that a change of control has not occurred . The Syndicated Shareholders agree to update the charts when movements in the shareholding occur . (d) Indirect transfers of shares are treated differently in this clause depending on whether the change of control occurs within the Lock - up Period or after the Lock - up Period, or whether the change of control is due to death of Mr . Javier Esteban, Mr . Ignacio Esteve and Mr . Grant Greatrex . (e) Change of control occurring during the Lock - up Period : In the event of a change of control occurring in the Syndicated Block during the Lock - up Period, FF shall be entitled within fifteen (15) days from the date it receives the Change of Control Notice or from the date it became aware of the change of control to : (i) Exercise a put option over all the FF Shares (the “ Lock - up Change of Control Put Option ”), by sending a written notice to the Syndicated Shareholders (the “ Lock - up Change of Control Put Option Notice ”) . The acquisition price of the FF Shares shall be the fair value of the FF Shares based on the Company’s fair value as of the date FF receives the Change of Control Notice, plus a thirty percent ( 30% ) premium . Such fair value of the FF Shares shall be determined by the Change of Control Expert according to pre - agreed valuation metrics set out in Schedule G based on the multiples to be applied to the sale of equipment and services, and considering the Company’s debt under the Participating Loan at the date of the Lock - up Change of Control Put Option Notice . The Change of Control Expert shall be chosen by FF . The Change of Control Expert’s fees will be borne by the Syndicated Block undergoing the change of control . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

30 Execution version (ii) Exercise a call option over all of the Syndicated Shares (the “ Lock - up Change of Control Call Option ”), by sending a written notice to the Syndicated Block (the “ Lock - up Change of Control Call Option Notice ”) . The acquisition price of the Syndicated Shares shall be of one (1) euro per share . Transfer of the Syndicated Shares for the Lock - up Change of Control Put Option and the Lock - up Change of Control Call Option shall be formalized within sixty (60) days following the date of the Change of Control Expert determination on the price of the Syndicated Shares in accordance with the above, and (60) days following the date of the Lock - up Change of Control Call Option Notice, for the Lock - up Change of Control Call Option . The Shareholders agree that such periods shall be extended if there are any required consents or authorizations outstanding until five (5) Business Days after all such required consents or authorizations have been obtained . (f) Change of control occurring after the Lock - up Period : in the event of a change of control occurring in the Syndicated Block after the Lock - up Period, FF shall be entitled within fifteen (15) days from the date it receives the Change of Control Notice or from the date it became aware of the change of control, to : (i) Exercise a put option over all the FF Shares (the “ Change of Control Put Option ”), by sending a written notice to the Syndicated Shareholders (the “ Change of Control Put Option Notice ”) . The acquisition price of the FF Shares shall be the fair value of the FF Shares to be acquired based on the Company’s fair value according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, and considering the Company’s debt under the Participating Loan as of the date FF receives the Change of Control Notice . Such fair value of the FF Shares shall be determined by the Change of Control Expert . The Change of Control Expert will be DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

31 Execution version appointed by FF, and its fees will be borne equally by the Shareholders. (ii) Exercise a call option over all the Syndicated Shares (the “ Change of Control Call Option ”), by sending a written notice to the Syndicated Shareholders (the “ Change of Control Call Option Notice ”) . The acquisition price of the Syndicated Shares shall be the fair value of the Syndicated Shares to be acquired as of the date FF receives the Change of Control Notice, based on the Company’s fair value according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, and considering the Company’s debt under the Participating Loan at the date of the exercise of the Change of Control Call Option Notice . Such fair value of the Syndicated Shares shall be determined by the Change of Control Expert . The Change of Control Expert will be appointed by FF and its fees will be borne equally by the Shareholders . Transfer of the Syndicated Shares for both the Change of Control Put Option and the Change of Control Call Option shall be formalized within sixty (60) days following the date of the Change of Control Expert determination on the price of the FF Shares or the Syndicated Shares, as the case may be . The Shareholders agree that such period shall be extended if there are any required consents or authorizations outstanding until five (5) Business Days after all such required consents or authorizations have been obtained . (g) Change of control due to death of Mr . Javier Esteban, Mr . Ignacio Esteve and Mr . Grant Greatrex : in the event of a change of control occurring in the Syndicated Block due to death of Mr . Javier Esteban, Mr . Ignacio Esteve and Mr . Grant Greatrex, irrespective of whether it takes place during or after the Lock - up Period : (i) FF shall be entitled within fifteen (15) days from the date on which the successors of Mr . Javier Esteban, Mr . Ignacio Esteve and Mr . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

32 Execution version Grant Greatrex notify FF of the death of the shareholders (the “ Change of Control Due to Death Notice ”) or from the date it became aware of the change of control, to exercise a call option over all the Syndicated Shares (the “ Change of Control Call Option Due to Death ”), by sending a written notice to the Syndicated Shareholders (the “ Change of Control Call Option Due to Death Notice ”) . The acquisition price of the Syndicated Shares shall be the fair value of the Syndicated Shares to be acquired as of the date FF receives the Change of Control Due to Death Notice, based on the Company’s fair value according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, and considering the Company’s debt under the Participating Loan at the date of the exercise of the Change of Control Call Option Due to Death Notice . Such fair value of the Syndicated Shares shall be determined by the Change of Control Expert . The Change of Control Expert will be appointed by FF and its fees will be borne equally by the Shareholders . (ii) The Syndicated Shareholders shall be entitled to exercise a put option over all the Syndicated Shares (the “ Change of Control Syndicated Shareholders Put Option ”), by sending a written notice to FF (the “ Change of Control Syndicated Shareholders Put Option Notice ”) . The acquisition price of the Syndicated Shares for the purposes of the Change of Control Syndicated Shareholders Put Option shall be the fair value of the Syndicated Shares to be acquired as of the date FF receives the Change of Control due to Death Notice, based on the Company’s fair value according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, and considering the Company’s debt under the Participating Loan at the date of the exercise of the Change of Control Syndicated Shareholders Put Option Notice . Such fair value DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

33 Execution version of the Syndicated Shares shall be determined by the Change of Control Expert . The Change of Control Expert will be appointed by FF and its fees will be borne equally by the Shareholders . Transfer of the Syndicated Shares for both the Change of Control Put Option and the Change of Control Call Option Due to Death shall be formalized within sixty (60) days following the date of the Change of Control Expert determination on the price of the FF Shares or the Syndicated Shares, as the case may be . The Shareholders agree that such period shall be extended if there are any required consents or authorizations outstanding until five (5) Business Days after all such required consents or authorizations have been obtained . 5. Intra - Group transfers of shares : (a) The Parties have no right of first refusal or tag - along right and the Lock - up Period restriction does not apply when all of the following conditions are met : (i) The third - party acquirer of the shares is a company which majority of the share capital and voting rights are held by the Transferring Block . (ii) The third - party acquirer adheres previously and without reservations to the Agreement by means of a Declaration of Adherence, by statement for the benefit of the non - selling Shareholders . (b) Transfer between Shareholders belonging to the same Block will be free and, consequently neither the tag along right nor the right of first refusal nor the Lock - up Period restriction will be enforceable . 6. Syndicated Shareholders’ Exit Right : (a) At any time after the fifth year of the signing of this Agreement, the Syndicated Block may exercise a right to cause a sale of their shares, subject to FF Block’s right of first refusal under this clause, by sending a written notice to the FF Block informing that it intends to sell the shares DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

34 Execution version of the Company held by the Syndicated Block under this clause and to retain the Exit Expert to determine the fair value of the Syndicated Shares in accordance with paragraph (e) (the “ Exit Notice ”) . For the avoidance of doubt, the Tag - along right and any other pre - emptive rights different from the FF Block’s right of first refusal under this clause shall not apply . (b) In order for the exit right provided for in this clause to be valid, the Exit Notice must be sent by the Syndicated Block to the FF Block only after the fifth anniversary of the signing of this Agreement . (c) Within thirty (30) days from receipt of the Exit Expert determination on the fair value of the Syndicated Shares pursuant to paragraph (e) below, the FF Block must inform the Syndicated Shareholders of its intention to exercise its right of first refusal and, if so, that it will purchase the Syndicated Shares free and clear of any charges and encumbrances or third party rights and for the price defined in paragraph (e) . (d) Where the FF Block chooses to exercise the right of first refusal provided for in this clause, the Syndicated Shareholders will be obliged to sell the offered Syndicated Shares to the FF Block free and clear of any charges and encumbrances or third party rights and for the price defined in paragraph (e), reduced by a seven point five percent ( 7 . 5% ) discount . Once the right of first refusal is exercised, the Shareholders shall conclude the sale and purchase of shares within 30 (thirty) days from receipt by the Syndicated Shareholders of the FF Block’s notice informing them of its intention to exercise the right of first refusal, carrying out the acts and executing all the documents required to the Transfer of the Syndicated Shares and to the payment of the price . (e) The minimum sale price of the Syndicated Shares, subject to a 7 . 5 % discount, shall be the fair value of the Syndicated Shares based on the Company’s fair value as of the date the FF Block receives the Exit Notice, considering the Company’s debt under the Participating Loan at the date of the FF Block’s notice of exercise of its right of first refusal . Such fair value of the Company’s Shares shall be determined by the Exit Expert DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

35 Execution version according to the pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services . The Exit Expert will be appointed by the Syndicated Block, and its fees will be borne by the Syndicated Block . (f) If the FF Block fails to acquire the Syndicated Shares within thirty (30) days from receipt by the Syndicated Shareholders of the FF Block’s notice informing them of its intention to exercise the right of first refusal, the Syndicated Block will be entitled to sell all, but not less than all, of the Syndicated Shares, through a private bidding process or direct sale in accordance with paragraphs (g) and (h) below (“ Sale Process ”) . (g) The Sale Process will be led by the Syndicated Block and may be initiated by appointing an investment bank or an acquisitions consulting . (h) The Sale Process is subject to the following rules : 1. The Sale Process shall be performed within the 9 months following expiration of the thirty (30) - day period from receipt by the Syndicated Shareholders of the FF Block’s notice informing them that FF does not intend to exercise the right of first refusal (the “ Sale Period ”) . 2. The Company, with the assistance of external consultants if it is deemed necessary by the Syndicated Shareholders, will cooperate and provide all reasonable documentation and information requested by the potential acquirers . 3. Throughout the Sale Process, FF Block shall evaluate all potential bidders or acquirers of the Syndicated Shares . For that purpose, within fifteen (15) days from receipt of the Syndicated Shareholders’ request, FF shall deliver the Syndicated Shareholders reasoned communication of whether the relevant bidders or acquirers, as the case may be, are eligible for FF only in terms of AML/KYC . If the fifteen (15) day period expires without FF having delivered the Syndicated Shareholders the reasoned communication referred above, the Syndicated Shareholders shall contact FF again and DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

36 Execution version follow up on the matter, and FF shall have an additional fifteen (15) day period to deliver said reasoned communication . Lack of response by FF within said periods shall be deemed as acceptance by FF of the relevant bidder or acquirer . 4. From receipt of the Exit Notice, FF Block shall refrain from carrying out any action that could reasonably harm the successful completion of the sale process, including any action aimed at selling the FF Shares . In addition, FF Block shall cooperate with the Syndicated Block and shall refrain from maintaining contacts with potential buyers, investment banks or financial advisors involved in the Sale Process, nor shall they provide information on the Company to third parties for considering a possible sale of the Shares or the FF Shares, except when expressly authorized to do so by the Syndicated Shareholders . 5. Should price offered for the Syndicated Shares in the binding offer to be accepted by the Syndicated Block be lower than the fair value determined in accordance with paragraph (e) por encima de above (without the 7 . 5 % discount referred in that paragraph), the FF Block will have a preferential right to acquire the Syndicated Shares for the lowest price offered . 6. On receipt of the binding offer referred in paragraph above, the FF Block will have a term of thirty (30) days to communicate the Syndicated Shareholders its intention to exercise its preferential right to acquire the Syndicated Shares . 7. Should the FF Block not exercise such preferential right of acquisition within the thirty (30) days after receipt of the binding offer, the Syndicated Block will be free to sell the Syndicated Shares to such offerors . 8. The Parties agree and commit to carry out all actions necessary for the transfer of the Syndicated Shares . 9. If the sale and purchase of the Syndicated Shares cannot be DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

DocuSign Envelope ID: A8EDC92E-2DBD-4C58-AFE3-DC64E5084311

Execution version

concluded for any reason attributable to FF, the Syndicated Shareholders may choose to require enforcement. In either case, FF will be required to compensate the Syndicated Shareholders for all damages attributable to its breach.

(i) In the event that the Syndicated Block does not complete the sale of the Syndicated Shares within the Sale Period, the Syndicated Block may only restart the process of this clause 8.6 after the expiration of at least 18 months after the end of the Sale Period.

(j) Both the FF Block and the Syndicated Block agree that during the Sale Period, they shall not exercise the rights under clause 8.7.

(k) In the event of a Transfer to a third party being effectively accomplished either if the FF Block exercises its right of first refusal or in the exercise of the Syndicated Shareholders' exit right established in this this clause 8.6, FF undertakes to cause the relevant company of its Group, to maintain the licenses and the services agreements in force at the time of the Transfer and to continue providing the Technology, know-how, and any other goods, services, equipment and guarantee maintenance, needed for the proper functioning of the Company under the existing agreements in force, and all projects developed pursuant to the execution of this Agreement and being in force at the time of the Transfer, including all the provisions and commitments foreseen in clause 0.

8.7 *SPV's sell-out right*

(a) With respect to any equity holdings held by the Company in any special purpose vehicles incorporated to develop hydrogen projects (the "**SPVs**"), the Parties agree that either Block may request the Company to initiate a sale process of its shareholding in a particular SPV, by sending a written notice to the Board of the Company with copy to the other Block informing that subject to compliance with any legal or contractual requirements the Company should divest its total equity stake in the relevant SPV (the "**SPV sell out right**"), as follows:

(i) This SPV sell out right can only be initiated by (i) the Syndicated

37

38 Execution version Shareholders from the fifth year after the signature of this Agreement, and (ii) by FF after the date of commercial operations (“COD”) of the hydrogen plant developed by the relevant SPV . (ii) With regard to the determination of the sale price and process, paragraphs (e), (f), (g) and (h) of clause 8 . 68 . 6 por encima de will apply mutatis mutandis . For the avoidance of doubt, save for the ROFR (as this term is defined in clause 0 below), FF has no preferential rights of acquisition on the equity holdings of the SPVs . (iii) The Parties agree that the proceeds from the sales of the shareholdings in the SPVs shall be immediately distributed to the Shareholders proportionally to each Shareholder’s stake in the Company at the relevant time, provided that the applicable legal and statutory requirements are met . (iv) The sale mechanism provided for in this clause cannot be initiated by any of the Shareholders if a sale of the Company is in progress in accordance with clause 8 . 6 . 8. Sale to Competitors The Parties undertake not to Transfer, directly or indirectly, shares of the Company to Companies and their industrial groups that manufacture technology to produce green hydrogen . 9. Reputational Damage Put and Call Option : (a) If a Reputational Damage occurs, the non - breaching Block may choose to either purchase the Shares from the breaching Block, which will be obliged to sell them, or to sell its Shares to the breaching Block, which will be obliged to purchase them (both the non - breaching Block Shares, if it intends to sell them, and the breaching Block Shares, if it intends to purchase them, will be referred to as “ Shares Subject to the Reputational Damage Put and Call Option ” ), subject to the terms and conditions provided for below (the “ Reputational Damage Put and Call Option ”) . (b) For the purpose of this Agreement, the following circumstances will be DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

39 Execution version considered Reputational Damage : if any Shareholder, their beneficial owners, directors, officers, directors or service providers of the Company appointed at proposal of any Shareholder, are (1) formally accused of money laundering, corruption or illegal conduct that may materially harm the Company, the other Shareholders or any company related to the other Block Group ; (2) formally accused of criminal conduct or are subject to a final criminal judgment imposing a sentence of more than three years’ imprisonment (the “ Reputational Damage ”) . The Shareholder causing the Reputation Damage is deemed to be the “Breaching Shareholder” and the Block to which the Breaching Shareholder belongs shall be deemed to be a “breaching Block”, the other Block being the non - breaching Block . (c) Shares Subject to the Reputational Damage Put and Call Option . The Reputational Damage Put and Call Option shall be exercised only once over the entirety of the Shares Subject to the Reputational Damage Put and Call Option . Partial exercise of the Reputational Damage Put and Call Option is prohibited . (d) Exercise of the Reputational Damage Put and Call Option . If the non - breaching Block exercises the Reputational Damage Put and Call Option in accordance with this clause 8 . 9 , the breaching Block must sell or purchase, as the case may be, full ownership of all the Shares Subject to the Reputational Damage Put and Call Option, in one single transaction, along with all of its inherent benefits and rights, free and clear of any Charges or Encumbrances, for the price and subject to the conditions provided in this clause . (e) Price of the Shares Subject to the Reputational Damage Put and Call Option . The purchase price of the Shares Subject to the Reputational Damage Put and Call Option will be the price equal to the fair value of the Shares Subject to the Reputational Damage Put and Call Option based on the Company’s fair value, as determined by the Put and Call Option Expert appointed by the non - breaching Block (which fees shall be borne by the Breaching Shareholder) according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

40 Execution version the sale of equipment and services, and considering the Company’s debt under the Participating Loan at the date of the exercise of the Reputational Damage Put and Call Option, and either reduced by thirty per cent ( 30% ) for the purchase of the breaching Block Shares, or increased by thirty per cent ( 30% ) for the sale of the non - breaching Block shares, as applicable . As an exception to the general regime provided for in Article 1152 of the Civil Code, the price reduction or increase provided for in this clause will be in addition to the indemnity for damages that may result from the breach . Given the serious nature of the consequences of breaching this Agreement, the Parties expressly agree that this penalty will be applied in full and that there will be no mitigation of the penalty by the arbitration court mentioned in clause 28 . 3 in view of the degree of breach or any other circumstance . (f) Exercise period and procedure to exercise the Reputational Damage Put and Call Option . The Reputational Damage Put and Call Option may be exercised by the non - breaching Block as long as this Agreement remains in force . The non - breaching Block must exercise the Reputational Damage Put and Call Option within fifteen (15) days from the date of the occurrence of a Reputational Damage, by giving written notice to the breaching Block (the “ Notice of Exercise of the Reputational Damage Put and Call Option ”), stating : (i) that the Put and Call Option Expert has been appointed to assess the price per share applicable to the sale and the total price for the Shares Subject to the Reputational Damage Put and Call Option ; and (ii) the place, date and time the share purchase agreement will be carried out, which may not be later than 30 (thirty) Business Days following the date the Notice of Exercise of the Reputational Damage Put and Call Option was sent provided that the Put and Call Option Expert has finalized the determination of the price . (g) Purchase and sale of the Shares Subject to the Reputational Damage Put and Call Option . To the extent that the breaching Block has given its consent to the purchase and sale of the Shares Subject to the Reputational Damage Put and Call Option in this Agreement, the remittance of the DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

41 Execution version Notice of Exercise of the Reputational Damage Put and Call Option will perfect the purchase and sale of the same, remaining pending the registration of the sale and the obligation to pay the price . (h) Formalization of the sale and purchase of the Shares Subject to the Reputational Damage Put and Call Option . Once the Notice of Exercise of the Reputational Damage Put and Call Option has been delivered, the breaching Block agrees to formalize the sale or purchase of the Shares Subject to the Reputational Damage Put and Call Option, as the case may be, under the terms and conditions established in this clause, on the date, in the place and time specified by the non - breaching Block in the Notice of Exercise of the Reputational Damage Put and Call Option, including the performance of the following acts : (i) Both Blocks will sign the documents that may be necessary or convenient to register the full ownership of the Shares Subject to the Reputational Damage Put and Call Option in favour of the non - breaching Block or of the breaching Block, as the case may be, free of any Charges or Encumbrances, with all the political and economic rights provided for in the applicable law and in the By - laws and the non - breaching Block will pay or receive, as the case may be, the breaching Block the purchase or selling price provided for below . (ii) The Block that sells its Shares will deliver the resignation letters of the directors of the Company appointed at their proposal. If, after the Reputational Damage Put and Call Option is exercised, the Shares Subject to the Reputational Damage Put and Call Option cannot be Transferred for any reason attributable to the relevant Block (including the relevant Block’ obligation to deliver the Shares Subject to the Reputational Damage Put and Call Option free and clear of any Charge or Encumbrance), the other Block may choose either to require enforcement or to terminate this Agreement . In either case, the relevant Block that failed to comply with this clause will be required to compensate the other Block for all damages attributable to its breach . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

42 Execution version 8 . 10 FF’s right of first refusal over the SPVs With respect to those SPVs that are a party to a hydrogen purchase agreement in force and whose equity holdings are held by the Company (the “ HPA SPVs ”), FF will have, subject to compliance with any legal or contractual requirements applicable to the HPA SPVs, a right of first refusal over the shares held by the Company in the HPA SPVs in accordance with the following rules (the “ ROFR ”) : (a) The ROFR can only be exercised at the initial stage of the relevant HPA SPV ( greenfield ), (b) The ROFR shall not be effective if the relevant HPA SPV received funding from or is also owned by (either directly or indirectly by means of securities or equity interests) funds or financial investors . (c) Within thirty (30) days from the date of the resolution of the board of directors of the Company to sell the shares in the HPA SPV and stating their fair value for their sale, FF shall exercise the ROFR by sending written communication to the Company with copy to the Syndicated Shareholders . (d) IF FF decides to exercise the ROFR over such shares, the Syndicated Shareholders will then have a right of first refusal exercisable by written notice to FF and the Company within thirty (30) days after the end of the thirty (30) day period referred in paragraph above, to participate in such sale by purchasing half of the HPA SPV’s shares for sale on the same terms as FF . (e) If FF fails to exercise the ROFR or to purchase the HPA SPV shares in accordance with the terms of this Clause, FF will lose the ROFR and the Syndicated Shareholders will then have a right to purchase the HPA SPV shares within thirty (30) days after the end of the thirty (30) day period referred in paragraph (d) above or after the end of the sixty (60) day period referred in paragraph (f) below, as applicable . If the Syndicated Shareholders fail to exercise the said right, the Company will be free to sell and transfer the HPA SPV to third parties . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

43 Execution version (f) Closing of the purchase of the HPA SPV shares by FF or the Syndicated Shareholders, as applicable, shall take place within sixty (60) days after the end of the thirty (30) day periods referred in paragraphs above . (g) The Parties agree that the proceeds from the sales of the Company’s shareholdings in the HPA SPVs shall be immediately distributed to the Shareholders proportionally to each Shareholder’s stake in the Company at the relevant time, provided that the applicable legal and statutory requirements are met and as long as Shareholders Loans have been settled . (h) The mechanism provided for in this clause cannot be initiated if a sale of the Company or if the SPV sell out right is in progress in accordance with clauses 8 . 6 and 8 . 7 . 9. Deadlocks 1. Considering that the Company is held 50% / 50 % by the Parties, it is essential to provide for a deadlock mechanism that may be triggered to avoid blocking the activity of the Company . Therefore, if the Parties fail to reach an agreement regarding certain resolutions of the General Shareholders Meeting or of the Board of Directors as described below, which absence results in the impossibility to the Company developing its activities in the ordinary course of business, the procedure provided for in this clause shall apply . The Parties agree that the absence of agreement on the following resolutions of the General Shareholders Meeting or resolutions of the Board of Directors as applicable may lead to a Deadlock : resolutions regarding share capital increases or issue of bonds, warrants or other securities, entering into convertible loans by the Company, refinancing of the Company requiring guarantees from the shareholders, approval of guaranties/security by the Company in favor of subsidiaries or third parties, approval or changes to the Business Plan or the Annual Budget (or any renewals or amendments thereto), provided that the approved Business Plan or Annual Budget cannot be extended for another fiscal year with the existing resources . For the avoidance of doubt, in the absence of agreement or majority to approve resolutions of the General Shareholders Meeting or Board of Directors in any DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

44 Execution version other matters, such matters shall not be approved and the status quo shall be maintained and Company shall be governed in accordance with the by - laws, budget or business plan approved until such date . 2. For the purposes of this Agreement, a deadlock will be understood to exist where : (a) agreement cannot be reached regarding the resolutions described in clause 9 . 1 , at least three (3) times in a period of less than twelve (12) months, or (b) it has been impossible to hold any sessions or pass any resolutions at a general shareholders meeting or a meeting of the board of directors due to lack of quorum at least three (3) times in a period of less than six (6) months (the “ Deadlock ”) . 3. If the Parties fail to reach an agreement regarding a Deadlock situation, the Shareholders will meet as soon as possible to attempt to resolve the conflict . If, in spite of their efforts, the Shareholders fail to resolve the Deadlock, either Shareholder may give the others notice of the Deadlock (the “ Notice of Deadlock ”), (i) stating that in its opinion a deadlock has occurred ; and (ii) identifying the matter giving rise to the deadlock . On receipt of a Notice of Deadlock, the chairmen of the respective boards of directors of the Shareholders will meet to attempt to resolve the Deadlock . 4. If the chairmen referred above fail to reach an agreement regarding the relevant Deadlock situation in the following 30 days upon receiving the Notice of Deadlock, the following rules will apply : (a) If Deadlock occurs during the Lock - up Period, the Parties shall jointly appoint an individual with proven knowledge about the matter in hand to decide on such matter (the “ Mediator ”) . If (i) the Parties fail to appoint the Mediator within fifteen (15) days after the expiration of the period of negotiations referred to in the above paragraph or reach an agreement about the Mediator to be appointed or (ii) the decision of the Mediator communicated to the Parties within a maximum period of one (1) month from the date of acceptance of its appointment is not accepted by either Party, then the Mediator’s decision will not be binding and the matter object of disagreement will not be approved by the competent corporate body, maintaining the Company’s status quo . The Parties expressly agree DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

45 Execution version that, during the Lock - up Period, no Deadlock may give rise to the exit of the Shareholders from the Company . (b) If Deadlock occurs between the end of the Lock - up Period and the fifth anniversary of this Agreement, the Syndicated Shareholders may initiate the Exit Right provided for in clause 8 . 6 or the SPV sell out right of clause 8 . 7 , as applicable, provided that the Deadlock refers to any of the Resolutions referred to in the second paragraph of clause 9 . 1 . (c) If Deadlock occurs after the fifth year of the Agreement, the Syndicated Shareholders may initiate the Exit Right or the SPV sell out right, as applicable, regardless of whether any of the resolutions referred to in the second paragraph clause 9 . 1 is involved . 10. Reporting Obligations 1. The Shareholders have the right, while holders of the Company’s shares, directly or indirectly through their subsidiaries if applicable, to the following information : (a) Monthly management reports, including sales and significant events (up to 15 (fifteen) days after the end of the respective month). (b) Reports and audited accounts of the Company and its subsidiaries (if applicable) (up to 60 (sixty) days after the end of the exercise). (c) accounts and treasury map as well as the respective analytical balance sheet (up to 15 (fifteen) days after the end of the respective quarter). (d) Comparative report between Annual Budget and the accounting documents of Company and its subsidiaries. 2. Either Party may at all - time require additional informational and verify in situ the assets, books and other records of the Company and its subsidiaries, provided that such request does not affect the normal course of the activities of the Company and upon previous notice sent in writing by its legal representatives . 3. Any of the Parties may, at any given time, and without the need for further justification, request an external audit on the accounts of the Company . The expenses related to such an audit shall be borne by the Party who has requested DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

46 Execution version it. 10 . 4 The Parties agree that, if any of the Shareholders is subject to specific reporting obligations and therefore the need to make specific or customized reports arises, the members of the board of directors appointed by such Shareholder shall ensure the compliance with such needs . 11. Financial Statements and Accounting records ; Business Plan and Annual Budget 1. The Company shall keep proper accounting, records, financial statements and books of account in accordance with the general law and the accounting practice rules applicable to the Company . The auditor will resolve any discrepancies relating to the interpretation of those principles . 2. The supervision of the Company’s accounts shall be made by an auditor appointed by the Parties, which shall be an independent tier one auditing firm and agreed upon by the auditors of FF, whose fees will be maintained at market value . 3. Parties have agreed the Business Plan for the next three (3) years and the Annual Budget for the current year : both documents are attached as Schedule D . 4. For the following financial years, the Joint Managing Directors will submit the Business Plan and the Annual Budget for the Company for each financial year for approval by the board of directors . 5. The Business Plan and the Annual Budget will be drafted and delivered to the directors at least forty - five (45) days before the start of the financial year to which they refer . The board of directors will approve the Business Plan and the Annual Budget with the affirmative vote of four (4) of its six (6) members, at least thirty (30) days before the start of the financial year to which they refer . 6. The Business Plan and the Annual Budget will deal with and review the following matters concerning the Business of the Company : (a) Areas of business and commercial activity to be carried out or pursued during the following year . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

47 Execution version (b) Forecast statement of income, balance sheet and cash - flow statement . The statement of income will clearly differentiate items corresponding to operating income and financial income . (c) Proposals for investment and acquisitions . (d) Proposals for financing, debt and guarantees to be provided or assumed by the Company . (e) Asset sales and other financial transactions that might affect the Company’s equity value, including disposal of assets, whether due to sale or any other reason . (f) Forecast for hiring and dismissing employees . 11 . 7 If the board of directors fail to agree on the approval of the Annual Budget for any year, and until that disagreement is resolved in accordance with this Agreement, the Company will temporarily apply the approved Annual Budget for the preceding year, adjusted to adapt it to the forecasts of the Business Plan for the year in question . 12. Dividends 1. The Parties agree to maintain an active policy of dividends distribution in the Company and, if no other agreement is achieved, no less than 60 % of the available profits shall be distributed to the Shareholders . The Parties also agree that the Company shall not declare, pay or make any dividend or other distribution until all amounts due under the Participating Loan have been repaid in full . 2. Notwithstanding clause 12 . 1 above, the dividends distribution shall be done in compliance with all applicable laws and regulations in place, and with full respect to its financial and economic situation and the Business Plan and the Annual Budget . 3. However, the Parties waive any rights they are entitled to in accordance with Article 348 bis of the Spanish Companies Act in the event that the Company, in accordance with the precedent paragraph does not distribute any dividends . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

48 Execution version 13. Other undertakings in relation to the Technology, equipment and guarantees 1. For the purpose of developing own projects, customers contracting directly with FFS or those projects channelled through FFS in execution of Schedule K of the Commercial Terms (the “ FFS Projects ”), the Parties consider essential to license, at each relevant moment, to the Company or to the SPVs the hydrogen Technology owned by FFP/FF so that the Company or the SPVs, as applicable, can operate and execute the FFS Projects . 2. The technology owned by FFP/FF consists of confidential technology and know - how for the hydrogen generation, including but not limited to (i) the process and FFP/FF’s know - how for the production of hydrogen ; and (ii) the development by FFP/FF of any technology, operational process, scientific developments, or any other form of know - how aimed at the manufacturing of H 2 generators, and (iii) any new technology developed or any updated versions of the above (the “ Technology ”) . 3. The Parties agree that the participation of FF and FFP in each of the FFS Projects and the provision of Technology under the above paragraphs will only take place if the following conditions are met : (a) The Company’s clients must be previously approved by FF . In order to the client be approved, it shall (i) comply with all applicable laws, statutes, regulations, and codes relating to anti - bribery and anti - corruption ; (ii) comply with FF’ ethics, anti - bribery and anti - corruption policies ; and (iii) be subject to a risk assessment based on the process of know your customer provided for in clause 0 (the “ Client Approval Procedure ”) ; and (b) FF and/or FFP confirm in advance in writing their operational availability to participate in the relevant FFS Project and the provision of Technology (the “ Operational Availability ”) . For the avoidance of any doubt, the Parties agree that if both the above conditions are not met, FF and FFP shall not be obliged to participate in the relevant FFS Project or to make available the Technology, without this implying a breach of this Agreement . However, if FF unreasonably and unjustifiably rejects DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

49 Execution version Company’s clients more than three (3) times in an twelve (12) - month period, the Syndicated Shareholders will be entitled to exercise the exit right of clause 8 . 6 . For this purpose, it is understood that FF unreasonably rejected a client if, in substantially the same circumstances and considering guidelines and policies substantially similar to those of the Client Approval Procedure, an independent third party would have approved the relevant client . In order to ensure that the Syndicated Shareholders and the Company are able to comply with the Client Approval Procedure, as well as with clause 20 , FF undertakes to provide the Syndicated Shareholders and the Company, on the date this Agreement is signed, with the policies comprising the Client Approval Procedure, also undertaking to confirm annually that such policies remain unchanged . If the policies are modified, FF undertakes to notify the Syndicated Shareholders and the Company in writing of such modifications as soon as possible . 4. In this regard, FFP/FF represents and warrants to the other Parties and shall ratify these representations and warranties at all times when the corresponding Technology transfer is carried out to develop the FFS Projects, that (i) it is the owner of the entire right, title and interest in and to its Technology and that no third party has any right, title or interest in or to its Technology ; (ii) it has the right to grant the rights set forth herein this clause ; and (iii) it is not aware of any valid third party patent or other intellectual property rights that would be infringed by the use of the Technology . 5. Subject to the Client Approval Procedure and the Operational Availability, which shall not be unreasonably withheld or delayed, FFP/FF agree to, in its name and on behalf of any companies of the Group FFP/FF, to grant to the Company exclusivity on the Technology as licensee for the Spanish Territory whenever it is required in order to develop and execute the FFS Projects . For this purpose, the Parties agree that the Company and FFP/FF will enter into an exclusive Technology licensing agreement in accordance with the main terms reflected in Schedule I . The Technology licensing agreement will be in force save otherwise provided in this Agreement, for as long as required to carry out the relevant FFS DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

50 Execution version Projects . This Technology will allow the Company to provide SPVs and its clients with a set of project management and operation and maintenance services . 6. Likewise, FFP and FF undertake, along with the transfer of Technology provided for in this clause, to train the FFS personnel and employees in all that is necessary and at all times, so that FFS can provide the O&M service and all the Related Services foreseen in Schedule K , to any FFS Project . 7. FFP and FF undertake to supply FFS with all equipment and products necessary in accordance with this Agreement and requested by FFS at any given time, in order to provide technology, equipment and services to the clients or projects executed in accordance with Schedule K . Such supply shall be provided within the time limits indicated by FFS at any given time . In relation to the FFS Projects, FFP and FF undertake to enter into a supply agreement with the Company for the equipment and products necessary pursuant to this Agreement . The main terms of the supply agreement are set out in Schedule J . 8. The FF Group will provide all guarantees and project performance bonds needed to develop and execute all projects executed in accordance with Schedule K , so there will not be any direct recourse or guarantees against the Company or its Shareholders . FFP and FF undertake to indemnify and hold FFS harmless against all claims arising from the failure to supply the equipment and products in accordance with the above paragraph, from the underperformance or malfunctioning of the said equipment and products, from the O&M service provided to projects and clients, as well as from any other claims arising from the implementation of each project carried out by FFS . 9. For the above purposes, FF and FFP shall take all steps necessary for the Client Approval Procedure and the Operational Availability to be diligently and timely obtained . 14 . Commercial Terms Parties have reached an agreement on the commercial terms to be afforded FFS, the Syndicated Block and the individuals holding the positions of Joint Managing Director or Service Provider linked to the business to be developed through the Company on the terms described in Schedule K (the “ Commercial Terms ”) . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

51 Execution version 15. No competition 1. During the term of this Agreement, no Shareholders nor any of its subsidiaries or companies of the Group they belong to, or their Related Parties, may, whether on its own behalf, or on behalf of, indirectly through, or jointly with, any other person, in Spain : (a) carry on or be employed in any business that would compete with any part of the Company’s Business (including any developments of the Business after the date of this Agreement) . (b) deal with or seek to deal with any of the Company’s current clients, or customers, or providers, or projects, or those who had been the Company’s clients or customers at any given time during the preceding twelve (12) months . (c) offer employment to, enter into a contract for the services of, or attempt to entice away from the Company any individual who is at the time of the offer a director, officer or employee with the Company or procure or facilitate the making of any such offer or attempt by any other person . 2. The undertakings in this clause are given by each Shareholder and FFP and their respective Group to the Company . Those obligations apply to actions carried out by each Shareholder and FFP or any of its subsidiaries or any companies of the Group they belong to in any capacity, whether directly or indirectly, on its own behalf, on behalf of its subsidiaries and any company of its Group . 3. To the extent that it is able to, each Shareholder will exercise all voting rights and other powers relating to its subsidiaries and companies of its respective Groups to ensure that such companies comply with the terms of this Agreement . Otherwise, they will be directly responsible and liable for any breach of this Agreement . 4. Failing to comply with the obligations set out in clause 15 . 1 is deemed a Material Breach of this Agreement . 5. During a period of 24 (twenty - four) months after the termination of this Agreement or the date on which the Syndicated Shareholders or FF cease to be DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

52 Execution version shareholders of the Company (the “ Leaving Shareholder ”) and provided that the non - Leaving Shareholder is still a shareholder of the Company, no Leaving Shareholder nor any of its subsidiaries or companies of the Group they belong to, or their Related Parties, may, as concerns the Business, whether on its own behalf, or on behalf of, indirectly through, or jointly with, any other person, in Spain or in relation to clients of the Company operating abroad and introduced by the Syndicated Block (but, for avoidance of doubt, with regard to international clients, limited to international clients for which negotiations or the development of a specific project are ongoing and only during the negotiation period or the term of such project, as the case may be, with the limitation of the twenty - four (24) month period abovementioned) deal with or seek to deal with any of the Company’s current clients, or customers, or providers, or projects, or those who had been the Company’s clients or customers at any given time during the preceding twelve (12) months . 16. Penalty 1. A breach by either Party of any of the obligations provided for in the Agreement will entitle the non - breaching Party to claim indemnity as a penalty in the amount of one hundred thousand euros (€ 100 , 000 ) . 2. That penalty is agreed expressly as an exception to the general regime provided for in Article 1152 of the Civil Code and is in addition to any damages caused . Consequently, it will not under any circumstance replace the breaching Party’s obligation to indemnify the non - breaching Party for damages caused . 3. Given the serious nature of the consequences of breaching this Agreement, the Parties expressly agree that the penalty provided for in this clause will be applied in full and there will be no mitigation of the penalty by the arbitrator mentioned in clause 28 in view of the degree of breach or any other circumstance . 17. Term 1. This Agreement shall enter into force at the present date and will be in force for a period of 20 (twenty) years and will be renewed for consecutive five (5) year period, unless terminated expressly in writing by either Shareholder . Notice of DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

53 Execution version such termination will be given at least six (6) months before the expiry date of the original term or any subsequent renewal term . 2. Without prejudice to the previous paragraph, this Agreement shall continue in full force and binding to the Parties, their successors or Transferees until one of the following circumstances occur : (a) Any of the Parties ceases to be shareholder of the Company ; or (b) If during a period of twenty - four (24) months from the date this Agreement is signed, the Company or the SPVs have no activity . For this purpose, it is understood that the Company or the SPVs have no activity if, during the mentioned period, no new clients or projects are engaged (provided that a new client is engaged if it signs an agreement or accepts a proposal), or no hydrogen purchase agreements or Technology sales agreements are in place and the Company or the SPVs have no revenues to receive . If the situation described in this paragraph occurs, then clause 18 . 3 will apply . 3. The confidentiality obligations provided herein shall survive the termination of this Agreement for an indefinite period of time, and the exclusivity obligations shall remain in force for a period of six months, without prejudice to clause 24 . 3 . 4. If this Agreement terminates or the Company ceases to be a subsidiary of FF, FF may, by notice, request the remaining shareholders to procure that the name of the Company is changed to avoid any confusion with the name of FF . 18. Termination of the Agreement The Agreement will terminate in the following circumstances and will have the effects set out below, depending on the cause of termination : 1. Expiry of the term of the Agreement : this Agreement shall terminate at expiry of its original term or renewed term in accordance with clause 17 . If the Agreement is terminated in accordance with clause 17 por encima de, the Shareholders may continue to participate in the Company, and their relations as shareholders of the Company will be regulated in accordance with the law and the By - laws . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

54 Execution version 2. Mutual written agreement of the Parties : this Agreement may be terminated by mutual agreement of the Parties, in which case the conditions for such termination will be those agreed by the Parties . 3. Dissolution of que Company : if the Shareholders resolve, in accordance with clause 17 . 2 (b), to dissolve and liquidate the Company, this Agreement shall terminate and each of the Syndicated Shareholders hereby grant an irrevocable call option for the purchase of all Syndicated Shares to FF, who accept and acquire said option, and the purchase price should correspond to the nominal value of the Syndicated Shares . Additionally, FF will have the right to keep the name of the Company as long as it remains in operation . 4. Material Breach : the Agreement will terminate at the decision of the non - breaching Shareholder due to any breach of this Agreement that (i) cannot be remedied (it being understood that a breach may be remedied only if any detrimental consequences of the breach disappear as completely as if the breach had never occurred) ; or (ii) where it may be remedied, it has not been remedied or rectified within sixty (60) days from delivery of written notice to the Breaching Shareholders (a “ Material Breach ”) . For the purpose of this Agreement, the following circumstances will always be considered Material Breaches : a) Breach of the Permanence Period pursuant to clause 5.3(c) of this Agreement. b) Breach of the restrictions and obligations on Transfer of shares set forth in clause 8 of this Agreement. c) Breach of the non - compete obligations set forth in clause 15.1 of this Agreement. d) Subject to AML/KYC and operational availability, a material breach of FF’s undertakings established in this Agreement concerning supply of the Technology, know - how, and any other goods or services, or equipment and guarantee maintenance . For the purposes of this paragraph, the Parties agree that provided that FF has agreed with the relevant clients on the commercial terms for the supply, a breach by FF of its supply obligations DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

55 Execution version under the relevant agreements due to problems in the supply chains not due to force majeure and which have a negative impact exceeding 30 % of the value of such agreement shall be considered a Material Breach of FF . 18 . 5 Consequences of termination . In the event that the Agreement is terminated by applying the provisions of clause 18 . 4 por encima de, the following rules will apply : (a) FF may purchase the Syndicated Shares, in case the Syndicated Shareholders are the breaching Block, which will be obliged to sell them, at a price equal to the fair value of the Shares of the breaching Block based on the Company’s fair value and according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, as determined by the Expert, who will be appointed by the non - breaching Block (which fees shall be borne equally by the Shareholders), considering the Company’s debt, including all amounts due under the Participating Loan at the date of the exercise of the call option established in this section, and reduced by thirty per cent ( 30% ), within sixty (60) Business Days from the day following the date the FF Block gives the Syndicated Block notice of termination of the Agreement . (b) The Syndicated Shareholders may sell the Syndicated Shares to FF, in case FF is the breaching Block, which will be obliged to purchase them, at a price equal to the fair value of the Shares of the breaching Block based on the Company’s fair value and according to pre - agreed valuation metrics set out in Schedule G based on both the metrics on the multiples to be applied to the sale of equipment and services, as determined by the Expert, who will be appointed by the non - breaching Block (which fees shall be borne equally by the Shareholders), increased by thirty per cent ( 30% ), within sixty (60) Business Days from the day following the date the Syndicated Block gives the FF Block notice of termination of the Agreement . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

56 Execution version As an exception to the general regime provided for in Article 1152 of the Civil Code, the price reduction or increase provided for in this clause will be in addition to the indemnity for damages that may result from the breach . Given the serious nature of the consequences of breaching this Agreement, the Parties expressly agree that this penalty will be applied in full and that there will be no mitigation of the penalty by the arbitration court mentioned in Clause 28 in view of the degree of breach or any other circumstance . For the purposes of this paragraphs, clauses 8 . 9 (f), 8 . 9 (g) and 8 . 9 (h), on procedure and formalization of the sale of the Syndicated Shares, will be applicable mutatis mutandis . 19. Confidentiality 1. In this Agreement, Confidential Information means : (i) all information exchanged between the Parties and between them and other entities (public or private) during the execution of this Agreement, whether written or oral and in whatever form, including studies and technical, economical, commercial, financial or legal documents ; (ii) the existence and contents of this Agreement ; and (iii) all confidential or proprietary information (however recorded or preserved) relating to the Business and the Technology, or any company that is (or was at the date of this Agreement) in the FF Group, that is directly or indirectly disclosed or made available (in any form or medium) to the Syndicated Shareholders or any of its representatives by any agent, officer or employee of the FF Group or which comes to the Syndicated Shareholders’ attention whether before, on or after the date of this Agreement ; and (iv) . 2. The Parties hereby undertake to keep the Confidential Information secret and confidential and not to disseminate, wholly or partially, the Confidential Information to any third parties and to make their employees, advisors or subsidiary companies to protect the confidential information from further disclosure to the same extent as each Party is obligated under this clause . 3. The following information shall not be deemed Confidential Information : (a) By agreement between the Parties or if such information shall be used as evidence in legal or arbitration proceeding between the Parties. DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

57 Execution version (b) When and insofar as such information has to be disclosed by one of the Parties whether by law or pursuant any judicial or administrative decision . (c) Information supplied to advisors, banks, lenders or consultants that have a legitimate business need to be informed and have signed an agreement (or are otherwise bound by obligations of confidentiality) to protect the Confidential Information from further disclosure to the same extent as each Party is obligated under this clause . 19 . 4 Each Party acknowledges that some or all of the Confidential Information may be unpublished, price - sensitive information and it is aware of the obligations relating to such information under the applicable law and regulations . 19 . 5 If one of the Parties reasonably believes it is required to disclose any confidential information, this Party shall promptly notify the other of such requirement so that this Party may seek appropriate protective order or waiver of compliance with the provisions of such law or rule . 20. FF compliance and AML/KYC obligations 1. The Syndicated Shareholders are aware that FF is a listed company (NASDAQ) and is also required to comply with the laws, rules and regulations in force in the United States of America and Ireland (as mentioned in the following paragraphs) . 2. The Parties acknowledge that, for the purposes of confirming the eligibility of the Syndicated Shareholders to enter into this Agreement, FF conducted a due diligence on the Syndicated Shareholders regarding bribery, money laundering, and terrorism financing and corrupt practices in a manner satisfactory to FF . 3. Considering the application of the United States Foreign Corrupt Practices Act of 1977 (the “ FCPA ”), which among other things prohibits the payment or giving of anything of value either directly or indirectly by a U . S . company to an official of a foreign government for the purpose of corruptly influencing an act or decision in his official capacity, or corruptly inducing him to use his influence with the foreign government, to assist an entity as a company or a joint venture in obtaining or retaining business for or with, or directing business to, any person, FF commits to provide training to the Syndicated Shareholders and to their DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

58 Execution version respective officers, directors and employees, so that they do not take any willful action in violation of the FCPA. DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

59 Execution version 20.4 AML/KYC . (a) In compliance with the relevant rules and regulations under the Applicable Law concerning the fight against money laundering and terrorism financing, FF is required to undertake and compile a complete due diligence report on its partners, clients and customers . All information to be obtained include, but are not limited to, the nature of business, its ultimate beneficial owner(s), the origin of the funds used within the relevant structure and more generally any other information which FF is or may be required under applicable law(s) to collect, update or maintain for the KYC file . (b) The Syndicated Shareholders acknowledges that FF is subject to very stringent anti - money laundering regulations in the Relevant Jurisdiction and therefore that it has the obligation to identify the ultimate beneficial owner(s) before providing any service or good . (c) The Syndicated Shareholders, and the directors appointed by them, undertake to provide FF on first demand and without delay with any reasonable document and/or information necessary for FF (i) to fulfil its identification obligations, particularly in respect to the identity of each shareholder, partner or client and or persons controlling the same and its ultimate beneficial owners, and (ii) to form its own opinion about the activity carried out by them . (d) The Syndicated Shareholders acknowledge that the funds used by the shareholders, partners and clients cannot have a criminal origin of whatever nature, and in particular do not constitute the proceeds of money laundering or terrorism . In such respect, they undertake to cause the Company to make proper KYC/AML checks on all projects, partners and clients prior to engaging in commercial relationships with them . (e) For the purposes of this clause, (i) Applicable Laws means the laws, statutes, regulations, decrees, mandatory orders and rules applicable in the jurisdictions where FF and any of its group of companies are incorporated DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

60 Execution version and operating business; and (ii) Relevant Jurisdiction means the United States of America and the Republic of Ireland. 21. Referral fees 1. Notwithstanding that set forth in the Commercial Terms, the Parties agree that the Syndicated Shareholders may procure prospective clients for the development of hydrogen projects outside Spain in jurisdictions in which FF has no direct or indirect activity (namely, through local partnerships, agents or other forms of business cooperation) . However, the beginning of any commercial contacts with these prospective clients must be submitted for FF’s prior approval, who shall communicate the Syndicated Shareholders by reasoned notice, within fifteen (15) days from their request, the approval or rejection of the relevant prospective client . If the fifteen (15) day period expires without FF having responded to the Syndicated Shareholders’ communication, the Syndicated Shareholders shall contact FF again and follow up on the matter, and FF shall have an additional fifteen (15) day period to approve or reject the relevant prospective client . Lack of response by FF within said additional 15 - day period after follow - up by FF shall be deemed as acceptance by FF of the relevant prospective client . If a prospective client is rejected by FF, the Parties undertake to use their best efforts so that, should that prospective client be acceptable for FF for activities different from the Business, the Syndicated Shareholders can participate in the negotiations and establish trade links with such prospective client . 2. If FF approves a prospective client and the corresponding project, the Syndicated Shareholders shall, within a maximum period of three (3) months from the date of approval, define the main terms and conditions for the business relationship with the prospective client by signing a memorandum of understanding . Following the signature of this memorandum, the Syndicated Shareholders have an exclusivity period of (9) nine months or for the term of the relevant memorandum of understanding, as applicable, during which period they must formalize this commercial relationship by signing the corresponding definitive contracts for the development of a project . 3. Should the Syndicated Shareholders fail to enter into an MOU or fail to enter into definitive contracts in the time periods set above, they will have no rights to any DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

61 Execution version referral fees and FF is free to enter into dealings with the same prospective client for the same or other projects directly or with other partners . 21 . 4 Provided that the Syndicated Shareholders formalize the business relationship with a particular prospective client by signing the corresponding definitive contracts for the development of a project, the Syndicated Shareholders shall be entitled to a referral fee in respect to the approved project, corresponding to the percentage negotiated and agreed upon with the relevant client and previously agreed upon between the Syndicated Shareholders and the relevant FF entity (for the avoidance of doubt, the referral fee due to the Company is applicable project by project) . 22. Interim measures 1. Breach of this Agreement could cause irreparable damage to the non - breaching Shareholder(s) that would not be fully compensated by the means provided under this Agreement . Consequently, the Shareholders agree that, in the event of breach of the Agreement, it would be essential for the non - breaching Shareholder(s) to obtain interim measures immediately, to defend its rights . Therefore, and without prejudice to its right to terminate the Agreement and claim the indemnity provided under this Agreement, the non - breaching Shareholder(s) will be authorized to seek interim measures before any court or authority . 23. Deed of record and notarization of annexes . Transitional governance 1. Due to the restrictions caused by the Covid - 19 pandemic, the Parties agree that it will not be possible to execute this Agreement as a public deed (“ elevación a público ”) at this date . Therefore, the Parties execute this Agreement on the date hereof in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be considered one and the same agreement, with the Parties undertaking the obligation of placing this Agreement on public record and delivering its signed annexes to the notary public of Madrid, at Calle de Serrano, 27 , 28001 Madrid, D . Javier Sánchez - Gardeazabal, or another notary public of Madrid that may be agreed by the DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

62 Execution version Parties, for its execution as a public deed (“ elevación a público ”) at a date to be agreed by the Parties, but not later than October 31 , 2021 . 2. The Parties further agree that from today and until the execution of the Public Deed, the Company will be managed by two joint directors (“ consejeros mancomunados ”), one appointed by FF and the other by the Syndicated Shareholders, who shall jointly manage the Company being necessary their joint signature and approval for all management decisions and actions . 3. On the date of notarization of this Agreement, the Parties shall approve all shareholders resolutions and cause the execution of the relevant public deeds that may be necessary or convenient to : (i) appoint a Board of Directors according to the provisions of clause 5 of this Agreement, and (ii) adapt the Company’s by - laws to this Agreement substantially in the form attached as Schedule B , namely to include, among others, a regulation of the board of directors and appointment of its members according to the provisions set out in this Agreement . 4. Other than as agreed in the paragraphs 23 . 1 and 23 . 2 above, the provisions of this Agreement shall enter into effect and be fully binding and enforceable against the Parties from this date according to its terms . 24. Assignment 1. No Party can assign the rights and obligations arising from this Agreement to third parties without the other Parties’ prior written consent . 2. However, for clarity, the Parties acknowledge that the assignment of the rights and obligations arising from this Agreement is authorized to the acquirer of shares, provided that the Transfer of the shares is carried out in accordance with the provisions of this Agreement and the acquirer agrees to abide by the provisions of this Agreement by signing the Declaration of Adherence . 3. Additionally, the Parties acknowledge that FF is entering into this Agreement on an intuitu personae basis, that is, that the current management, commitments and the ultimate shareholders of the Syndicated Shareholders are essential for FF to enter into this Agreement . Therefore, FF’s undertakings established in this Agreement concerning exclusivity, including those set forth in clause 13 . 5 , and notwithstanding clauses 8 . 3 (g) and 8 . 6 (j), will terminate and cease to apply DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

DocuSign Envelope ID: A8EDC92E-2DBD-4C58-AFE3-DC64E5084311

Execution version

automatically and immediately upon the Syndicated Shareholders ceasing to be shareholders of the Company and/or assigning their respective contractual positions in this Agreement to third parties.

25. Notifications and communications

25.1 All notices and communications to be made between the Parties under the terms of this Agreement shall be made in writing to the addresses of the Parties indicated herein or to another address that any Party may, by notice in writing to the other Parties, indicate.

25.2 Such notices and communications shall be deemed received at these addresses on the date written on the recorded delivery document if received during business hours (that is, between 8h and 17h on a Business Day) or on the following Business Day if not.

25.3 For the purposes of this Clause, notices shall be addressed and sent to:

(a) **GREATREX FAMILY ENTERPRISES, LDA**

(i) Address: Rua Latino Coelho, 87, 1050-134 Lisboa

(ii) Tel: 0034680354705

(iii) Email: ggreatrex@macgroup.es

(b) **EREE Desarrollos Empresariales SL.**

(i) Address: Calle Valle del Tormes 2, Local 44, 28660 Boadilla del Monte, Madrid, Spain

(ii) Tel: 0034630927635

(iii) Email: jeb@eree.es

(c) **Fusion Fuel SA**

(i) Address: Rua da Fábrica s/nº Sabugo, Sintra, Portugal.

(ii) Tel: + 351 918 786 737

(iii) Email: jwahnon@fusion-fuel.eu

63

64 Execution version 26. Costs and Taxes 1. The Parties will bear the costs and taxes derived from negotiating, executing and performing this Agreement, as follows: (a) The Parties will bear equally the expenses arising from executing this Agreement before a notary public. (b) Fees for consultants, auditors and other professionals will be borne by the Party that contracted the service in each case. (c) Taxes resulting from executing and performing this Agreement will be borne by the Parties, in each case, in accordance with applicable law. 27. Interpretation 1. Headings : The headings and index used in this Agreement are for reference purposes only and will not be deemed to affect its interpretation . 2. Supremacy : If conflict arises between the content of a supplementary document or a Schedule and the content of the clauses of this Agreement, the content of this Agreement will always prevail . 3. Schedules and Amendment : (a) All Schedules form an integral part of this Agreement and have the same validity and effect as if they were incorporated into the text of this Agreement . (b) Changes to this Agreement are to be made in writing and signed by the Parties . 26. Law and Jurisdiction 1. This Agreement shall be governed exclusively by the laws of Spain. 2. In case of any dispute regarding the execution, interpretation, application or integration of this Agreement, the disputing Parties must use their best DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

65 Execution version endeavours to obtain a consensual solution, arranging meetings with the representatives of the disputing Parties empowered to reach an agreement . 3. Any dispute that the Parties do not resolve in accordance with the paragraph 28 . 2 above shall be subject to the decision of three (3) arbitrators, with the administration of the arbitration to be referred to the Madrid International Arbitration Centre ( MIAC ), in accordance with its By - laws and Rules in force at the date when the request for arbitration is filed . 4. The place of the arbitration shall be Madrid (Spain) . The language of the arbitration shall be English . 5. The Arbitration shall be in Law . 29. Several 1. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, provided that the purpose or economy of this Agreement is not affected . 2. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof . DocuSign Envelope ID: A8EDC92E - 2DBD - 4C58 - AFE3 - DC64E5084311

DocuSign Envelope ID: A8EDC92E-2DBD-4C58-AFE3-DC64E5084311

Execution version

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their respective duly authorized representatives.

GFE

DocuSigned by:
Grant Greatrex
AF7F6C88B94742B...

EREE

DocuSigned by:
Javier Esteban
6FA607FFF6614A7...

FF

DocuSigned by:
822DAFFE704B434...

FFP

DocuSigned by:
822DAFFE704B434...
DocuSigned by:
27D6169A23D1493...

JAVIER ESTEBAN

DocuSigned by:
Javier Esteban
6FA607FFF6614A7...

GRANT GREATREX

DocuSigned by:
Grant Greatrex
AF7F6C88B94742B...

IGNACIO ESTEVE

DocuSigned by:
DE6AFD2112A14D0...

FFS

DocuSigned by:
822DAFFE704B434...
DocuSigned by:
Javier Esteban
6FA607FFF6614A7...

66